SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 26, 2004

(Date of earliest event reported)

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Metro Drive, Third Floor, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 453-0146

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On January 26, 2004, LogicVision, Inc. issued a press release announcing its financial results for fourth quarter of 2003 and full year 2003 results. A copy of the earnings release is furnished herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2004

LOGICVISION, INC.

By	/S/ BRUCE M. JAFFE
Name:	Bruce M. Jaffe
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 26, 2004 announcing fourth quarter 2003 and full year 2003 results.